EXHIBIT 4.2


                     RYLAND MORTGAGE SECURITIES CORPORATION


                       MORTGAGE PARTICIPATION SECURITIES


                                 SERIES 1990-5B



                                   AMENDMENT

                                       TO

                                TRUST AGREEMENT

                                  DATED AS OF

                                 MARCH 1, 1997


                                     AMONG


                     FINANCIAL ASSET SECURITIZATION, INC.,
           Formerly Known As Ryland Mortgage Securities Corporation,

Depositor,

                         NORWEST BANK MINNESOTA, N.A.,
                    As Assignee Of Ryland Mortgage Company,

Master Servicer,
                                      AND

                             THE BANK OF NEW YORK,
                       As Assignee Of Sovran Bank, N.A.,

Trustee

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



                          AMENDMENT TO TRUST AGREEMENT


         THIS AMENDMENT TO TRUST AGREEMENT, dated as of March 1, 1997, is made by and among FINANCIAL ASSET SECURITIZATION, INC., a Virginia corporation (the "Depositor"), formerly known as Ryland Mortgage Securities Corporation, a Virginia corporation, as depositor, NORWEST BANK MINNESOTA, N.A., a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as master servicer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as assignee of Sovran Bank, N.A., as trustee under the trust agreement, dated as of December 1, 1990, among Ryland Mortgage Securities Corporation, Ryland Mortgage Company, and the Trustee (the "Trust Agreement"), which Trust Agreement incorporates by reference the Ryland Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement, dated as of February 1990 (the "Standard Terms" and together with the Trust Agreement, the "Agreement"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreement unless otherwise defined herein.

                                    RECITALS

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to the conditions specified therein, the Trust Agreement may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders to make any provisions with respect to matters arising with respect to the Trust which are not covered by the Trust Agreement and which shall not be inconsistent with the provisions of the Trust Agreement; and

         WHEREAS, the parties desire to amend the terms of the Trust Agreement as provided in this Amendment to Trust Agreement;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreement as follows:

                                   AGREEMENT

         1. As it applies to the Securities issued pursuant to the Trust Agreement, Section 9.01 of the Standard Terms, as modified by the Trust Agreement, is further amended by adding the following new paragraph after the fifth paragraph in Section 9.01:

                  Notwithstanding any other provision of this Standard Terms to the contrary, the Master Servicer may, in connection with its election to make a Terminating Purchase, make the following additional election. If the certificates in physical form evidencing the Securities are surrendered to the Trustee (duly endorsed for transfer) no later than the second Business Day (the "Purchase Election Date") prior to the Distribution Date on which the Terminating Purchase is to be made (the "Purchase Date"), the Master Servicer may elect to purchase all of the outstanding Securities (in lieu of purchasing the Mortgage Loans) and to treat the

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                  Securities so purchased as remaining outstanding and having been purchased by the Master Servicer or its designee. In either event, the purchase price to be deposited in the Asset Proceeds Account by the Master Servicer or its designee shall be the Termination Price, as specified in this Section 9.01, and the Holders of the outstanding Securities shall be entitled to receive the distribution set forth in this Section
                  9.01. Any such further election to purchase the Securities and to treat such Securities as outstanding shall be made by the Master Servicer by written notice of such further election delivered to the Trustee no later than the Purchase Election Date. During the period after which the Trustee has given notice of the Terminating Purchase to the Securityholders and the Purchase Election Date, the Trustee shall cooperate with the Master Servicer to obtain surrender of the certificates in physical form evidencing the outstanding Securities, together with such certificates or documents as may be required to be delivered by the transferor of a Security pursuant to Section
                  5.03 of the Standard Terms. On the Purchase Date, if the Master Servicer has elected to purchase the outstanding Securities and upon receipt by the Trustee of such certificates, agreements and/or opinions as may be required by any transferor or transferee pursuant to Section 5.03 of the Standard Terms, the Trustee shall execute, and the Security Registrar shall authenticate and deliver, in the name of the Master Servicer or its designee, one or more new Securities in an aggregate principal amount equal to the aggregate outstanding principal amount of the purchased Securities as of the date of purchase upon surrender of outstanding certificates evidencing the Securities, except to the extent that any of such Securities are in book-entry form (in which case the transfer of such Securities shall be effected as provided in the Trust Agreement for book-entry securities). In connection with the foregoing, and notwithstanding anything else to the contrary contained in this Section 9.01 or elsewhere in this Standard Terms or in the Trust Agreement, if the Master Servicer elects to purchase the Securities upon the surrender of the outstanding certificates in physical form evidencing the same, then (i) such purchase shall not result in the payment in full of, or the cessation of interest payments on, the Securities, (ii) neither the respective obligations and responsibilities of the parties under the Trust Agreement nor the Trust shall terminate (notwithstanding the deposit of funds in respect of such purchase in the Termination Account), and (iii) neither the Depositor nor the Trust shall be deemed to have adopted a plan of liquidation pursuant to Section 9.02 of the Standard Terms.

         2. This Amendment to Trust Agreement may be executed in two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

         3. This Amendment to Trust Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.


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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the Trustee
have caused this Amendment to Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of March, 1997.


                                    FINANCIAL ASSET SECURITIZATION, INC.,
                                    formerly known as Ryland Mortgage Securities
                                    Corporation, as Depositor


                                    By:           /s/ R. Walter Jones, IV

                                    Name:         R. Walter Jones, IV

                                    Title:        President



                                    NORWEST BANK MINNESOTA, N.A.,
                                    assignee of Ryland Mortgage Company, as
                                    Master Servicer


                                    By:           /s/ Michael L. Mayer

                                    Name:         Michael L. Mayer

                                    Title:        Vice President



                                    THE BANK OF NEW YORK, assignee of
                                    Sovran Bank, N.A., not in its
                                    individual capacity, but solely in
                                    its capacity as Trustee under the
                                    Trust Agreement


                                    By:           /s/ Jonathan S. Chayes

                                    Name:         Jonathan S. Chayes

                                    Title:        Assistant Treasurer


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


COMMONWEALTH OF VIRGINIA       )
               )        ss.
CITY OF RICHMOND               )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 10th day of March, 1997, by R. Walter Jones IV, President of Financial Asset Securitization, Inc., a Virginia corporation, on behalf of the corporation.



                                                            Carol C. Harding
                                                            ----------------
                                                            Notary Public

My Commission expires: 9-30-98



STATE OF MARYLAND
     )
               )        ss.
CITY OF COLUMBIA
     )


         The foregoing instrument was acknowledged before me in the City of Columbia, Maryland this 12th day of March, 1997, by Michal L. Mayer, Vice President of Norwest Bank Minnesota, N.A., a national banking association, on behalf of the association.


                                                          Amanda G. Vitucci
                                                          -----------------
                                                          Notary Public

My Commission expires:  January 26, 1998


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STATE OF NEW YORK
     )
           )        ss.
CITY OF NEW YORK
     )


         The foregoing instrument was acknowledged before me in the City of New York, New York this 12th day of March, 1997, by Jonathan S. Chayes, as Assistant Treasurer of The Bank of New York, a New York banking corporation, on behalf of the association.



                                                             O.D. Scott, Jr.
                                                             ---------------
                                                             Notary Public

My Commission expires:  April 29, 1998



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